                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Zila, Inc. on Form S-8 of our report dated September 28, 2000, appearing in the Annual Report on Form 10-K of Zila, Inc. for the year ended July 31, 2000.


/s/ Deloitte & Touche LLP
---------------------------------
DELOITTE & TOUCHE LLP
Phoenix, Arizona

January 31, 2001